Exhibit 99.3

TRLG Transaction Employee FAQ

1.              What was announced today?

Today we announced that we have entered into an agreement to be acquired by TowerBrook Capital Partners, in a transaction valued at approximately $835 million, which will result in True Religion becoming a private company.

At this critical inflection point in our business, global growth and product development effort, TowerBrook’s support and experience will be a true differentiator.

2.              Who is TowerBrook?

TowerBrook is a leading investment management firm with a history of working collaboratively with companies and their management teams to help them develop and grow. Importantly, TowerBrook has significant experience in the consumer retail and luxury space with companies such as Jimmy Choo, Odlo, BevMo! and Phase Eight.

TowerBrook’s long-term approach toward investment and brand stewardship will best enable True Religion to maintain its leadership position in the marketplace. We are confident the next chapter for True Religion will be a successful one for our employees, customers and all other stakeholders.

3.              Why is True Religion entering into this transaction?

We are excited about this transaction with TowerBrook as this premium offer recognizes the strong value of True Religion and our powerful brand.  Among the reasons the Board of Directors has determined to enter into the merger agreement is TowerBrook’s extensive track record of nurturing and growing global brands.

Together, we believe True Religion will secure a strong and prosperous future.  As a private company, we will have greater flexibility to focus on our long-term strategic plan.  Importantly, TowerBrook understands and values the strength of the True Religion brand.  They know what it takes to maintain and grow a brand and be a good brand steward.

Given TowerBrook’s substantial resources, deep experience and proven record of success in building brands for the long-term, we believe this transaction is in the best interests of our employees, customers and shareholders.

4.              How will this transaction affect employees?

TowerBrook has great respect for our company; they share our confidence in our future and will support our people as we work through our next phase of growth and development.  We look forward to the opportunity to gain the expertise and perspective that TowerBrook will offer us.

In general, today’s announcement should have little effect on day-to-day responsibilities or how we conduct business.  Our Company has and will continue to focus on creating high quality denim and apparel.

We realize that most of you likely have questions about what this announcement means for you; however, it is important to keep in mind that we are at the early stages of this process and there is a lot of work ahead of us.  That said, we will do our best to keep you informed as new details and decisions are finalized.

5.              What will happen to unvested restricted stock held by employees?

Pursuant to the Merger Agreement, each unvested share of restricted stock issued under the Company’s equity plan will vest in full immediately before the Effective Time.  As of the Effective Time, unless otherwise agreed with the holder thereof, each vested, issued, and outstanding share of Company restricted stock will be canceled and converted into the right to receive an amount in cash from the surviving corporation equal to the Merger Consideration, less any applicable taxes.

6.              Will there be layoffs as a result of this transaction?

Under TowerBrook’s ownership, we expect to continue to invest in the growth of our businesses.  We believe you should see little impact to the day-to-day operations as a result of today’s announcement.  In the long-term, we believe the support TowerBrook will provide will only serve to extend our brand and grow our business.

7.              Will this announcement have an impact on day-to-day operations at True Religion?  What about my compensation and benefits?

In general, today’s announcement should have no effect on day-to-day responsibilities or how we conduct business.  We expect this will be a seamless transition for our employees, customers and partners.

This announcement will have no impact on your compensation and benefits.  Additionally, True Religion’s 2013 cash bonus plan remains in place.

Upon completion of the merger, your unvested stock awards will be purchased at $32.00 per share.

8.              When will the transaction be completed?  What needs to happen before the transaction can close?

We expect the transaction to be completed in the third quarter of 2013, subject to approval by True Religion shareholders, regulatory approvals and other customary closing conditions.

In the meantime, it is business as usual here at True Religion.  We must all remain focused on continuing to deliver the same high quality apparel that our customers around the world have come to expect from us.

9.             Who will lead the company?

On an organizational level, our operations will remain the same and Lynne Koplin, currently our interim Chief Executive Officer, will remain a part of the team.

10.       What does it mean for True Religion to go from a public company to a private company?

In general, becoming a privately owned company should have little effect on our day-to-day responsibilities or how we conduct business.  Going private means that True Religion stock will no longer be publicly traded on the stock market and the trading of our stock will cease on the date the transaction closes.

11.       What should I say if contacted by people outside of the company?

It is likely that today’s news may generate increased interest from members of the media and other third parties, and it is important for True Religion to continue to speak with one voice.  Should you receive any media or third party inquiries, please direct them to Jill Borkan at j.borkan@truereligionbrandjeans.com.

12.       How will I know more about the progress of the transaction?

We are in the early stages of this process and there is still a lot of work ahead of us. We will do our best to update you with additional information on our progress as events warrant. In the meantime, please stay focused on your day-to-day responsibilities.

Forward Looking Information

Statements contained herein that relate to future results and events are forward-looking statements based on the Company’s current expectations. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Risks, uncertainties and assumptions include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the inability to complete the proposed Merger due to the failure to obtain stockholder approval for the proposed Merger or the failure to satisfy other conditions to completion of the proposed Merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; (3) the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the Merger Agreement; (4) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; and (5) the effect of the announcement of the proposed Merger on the Company’s relationships with its customers, suppliers, operating results and business generally. Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent the Company’s views as of the date on which such statements were made. The Company anticipates that subsequent events and developments will cause its views to change. However, although the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10–K for the fiscal year ended December 31, 2013 under the heading “Item 1A—Risk Factors,” and in subsequent reports on Forms 10–Q and 8–K filed with the SEC by the Company.

Additional Information and Where to Find It

This filing may be deemed solicitation material in respect of the proposed acquisition of the Company by Parent. In connection with the proposed merger transaction, the Company will file with the SEC and furnish to the Company’s stockholders a proxy statement and other relevant documents. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE MERGER. The Company’s stockholders will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, the Company’s stockholders may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://phx.corporate-ir.net/phoenix.zhtml?c=140884&p=irol-irhome or by directing a request to: True Religion Apparel Inc.,  2263 East Vernon Avenue, Vernon, California 90058, ATTN: Corporate Secretary, (323) 266-3072.

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and in its definitive proxy statement filed with the SEC on Schedule 14A.